EX 23
Form 11-K for 2002
File No. 1-8610
File No. 1-7155

                             CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in (i) the Registration
      Statements on Form S-8 (No. 333-88667) of SBC Communications Inc., and (ii) the Registration
      Statement on Form S-8 (No. 333-27144) of R.H. Donnelley Corporation of our
      report dated May 16, 2003, relating to the financial statements of the DonTech
      Profit Participation Plan, which appears in this Form 11-K.

      /s/ PricewaterhouseCoopers LLP
      Chicago, Illinois
      June 16, 2003